As filed with the Securities and Exchange Commission on September 25, 1997

                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                         FIRST SOUTH AFRICA CORP., LTD.
             (Exact name of registrant as specified in its charter)

            Bermuda                                            Not Applicable
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                         Clarendon House, Church Street
                             Hamilton HM CX, Bermuda
                                 (441) 295-1422
                    (Address of Principal Executive Offices)

                             1995 Stock Option Plan
                                       of
                         First South Africa Corp., Ltd.
                            (Full title of the plan)

                           Clive Kabatznik, President
                       First South Africa Management Corp.
                         2665 South Bayshore, Suite 702
                          Coconut Grove, Florida 33133
                     (Name and address of agent for service)

                                 (305) 857-5009
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Henry I. Rothman, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.


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                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       PROPOSED       PROPOSED
                                       MAXIMUM        MAXIMUM
TITLE OF            AMOUNT             OFFERING       AGGREGATE     AMOUNT OF
SECURITIES          TO BE              PRICE PER      OFFERING      REGISTRATION
TO BE REGISTERED    REGISTERED(1)      SHARE          PRICE         FEE
--------------------------------------------------------------------------------
Common Stock, par
value $.01 per    225,000 shares        $5.00(2)    $1,125,000.00(2)   $  340.91
share              25,000 shares        $3.75(2)    $   93,750.00(2)   $   28.41
                  100,000 shares        $8.25(2)    $  825,000.00(2)   $  250.00
--------------------------------------------------------------------------------
Total             350,000 shares                    $2,043,750.00      $  619.32
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1995 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), the exercise price of presently outstanding options.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents heretofore filed by the registrant with the Securities and Exchange Commission (Commission File No. 0-27494) pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

           (a) The registrant's Annual Report on Form 10-K for the year ended June 30, 1996;

           (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997; and

           (c) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A filed on January 4, 1996, including any amendment or report filed for the purpose of updating such descriptions.

           All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                      Under  Bermuda  law and  the  registrant's  Memorandum  of
           Association and bye-laws, the directors, officers, liquidators and auditors of the registrant and their heirs, executors and administrators are indemnified and held harmless out of the assets of the Company from and against all actions, costs, charges, losses and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity or for any loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that they are not entitled to indemnification in respect of any willful negligence, willful default, fraud or dishonesty which may attach to them.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.        EXHIBITS.

Exhibit
Number         Description

4.01 Memorandum of Association of the registrant. Incorporated by reference to Registration Statement on Form S-1 filed on November 9, 1995 (File No. 33-99180) as amended.

4.02 Bye-Laws of the registrant. Incorporated by reference to Registration Statement on Form S-1 filed on November 9, 1995 (File No. 33-99180) as amended.

4.03 Form of Indenture dated April 25, 1997, executed by the registrant and the American Stock Transfer and Trust Company, as Trustee (incorporated by reference to the Company's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.1)).

4.04              Form  of   Debenture   (incorporated   by   reference  to  the
                  registrant's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.2)).

4.05 Form of Placement Warrant (incorporated by reference to the registrant's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.3)).

4.06 Form of Stock Option Agreement (incorporated by reference to the registrant's Registration Statement on Form S-1 (File No. 333-33561) filed on August 13, 1997 (Exhibit 4.7)).

*4.07             1995 Stock Option Plan.

*5.01 Opinion of Conyers Dill & Pearman, as to the legality of the Common Stock being offered.

*23.01            Consent of Price Waterhouse.

*23.02            Consent of Conyers Dill & Pearman (contained in Exhibit 5.01).

*24.01 Power of attorney of certain officers and directors of the registrant (contained in the signature page).

--------------
*  Filed herewith.

ITEM 9.    UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coconut Grove, State of Florida, on the 19th day of September, 1997.


                                                  FIRST SOUTH AFRICA CORP., LTD.


                                                   By: /s/ Clive Kabatznik
                                                      -----------------------
                                                          Clive Kabatznik
                                                          President

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Michael Levy and Clive Kabatznik his/her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of September, 1997.


                 SIGNATURE                                 TITLE

By: /s/ Michael Levy                    Chairman of the Board
   ---------------------------
        Michael Levy



By:  /s/ Clive Kabatznik                President, Vice Chairman, Chief
   ---------------------------          Executive Officer, Chief Financial
        Clive Kabatznik                 Officer, Director and Controller




By: /s/ Charles S. Goodwin              Director
   ---------------------------
        Charles S. Goodwin


By: /s/ John Mackey                     Director
   ---------------------------
        John Mackey


By: /s/ Cornelius J. Roodt              Director
   ---------------------------
        Cornelius J. Roodt

                                  EXHIBIT INDEX


Exhibit
Number                        Description
------                        -----------

4.01 Memorandum of Association of the registrant. Incorporated by reference to Registration Statement on Form S-1 filed on November 9, 1995 (File No. 33-99180) as amended.

4.02 By-Laws of the registrant. Incorporated by reference to Registration Statement on Form S-1 filed on November 9, 1995 (File No. 33-99180) as amended.

4.03 Form of Indenture dated April 25, 1997, executed by the registrant and the American Stock Transfer and Trust Company, as Trustee (incorporated by reference to the Company's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.1)).

4.04              Form  of   Debenture   (incorporated   by   reference  to  the
                  registrant's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.2)).

4.05 Form of Placement Warrant (incorporated by reference to the registrant's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.3)).

4.06 Form of Stock Option Agreement (incorporated by reference to the registrant's Registration Statement on Form S-1 (File No. 333-33561) filed on August 13, 1997 (Exhibit 4.7)).

*4.07             1995 Stock Option Plan.

*5.01 Opinion of Conyers Dill & Pearman, as to the legality of the Common Stock being offered.

*23.01            Consent of Price Waterhouse.

*23.02            Consent of Conyers Dill & Pearman (contained in Exhibit 5.01).

*24.01 Power of attorney of certain directors of the registrant (contained in the signature page).

--------------
*  Filed herewith